Exhibit 10.29

SAKS INCORPORATED

Supplement to Restricted Stock Agreement

«Name»

Name of Award Holder

Award Date: «Issue_Date»

«Number_of_Shares»

Number of Shares of Restricted Stock

Dear Award Holder:

Saks Incorporated has awarded to you the number of shares of its common stock, $0.10 par value indicated above (the “Restricted Stock”). The shares of Restricted Stock are awarded to you pursuant to and subject to the terms and conditions of (1) the Saks Incorporated 2004 Long-Term Incentive Plan (the “Plan”), (2) the Restricted Stock Agreement between Saks Incorporated and you (the “Restricted Stock Agreement”), and (3) this Supplement to Restricted Stock Agreement. This Supplement to Restricted Stock Agreement is an “Award Supplement” referred to in the Agreement.

Unless sooner vested in accordance with paragraph 3 of the Restricted Stock Agreement, the restrictions imposed by paragraph 2 of the Restricted Stock Agreement will expire as to the following percentage of the Restricted Stock on the dates indicated:

Percentage of Restricted Stock	Date of Expiration of Restrictions
100%	«Expiration_Date»

Saks Incorporated

By:
Executive Vice President—Human Resources